As filed with the Securities and Exchange Commission on January 4, 1994.





                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549


                                  FORM 8-K

                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of

                     The Securities Exchange Act of 1934

                     Date of Report:  December 22, 1993
                      (Date of earliest event reported)




Commission        Registrant; State of Incorporation;         I.R.S. Employer
File Number          Address; and Telephone Number           Identification No.



  1-9130               CENTERIOR ENERGY CORPORATION              34-1479083
                       (An Ohio Corporation)
                       6200 Oak Tree Boulevard
                       Independence, Ohio  44131
                       Telephone (216) 447-3100


  1-2323               THE CLEVELAND ELECTRIC                    34-0150020
                          ILLUMINATING COMPANY
                       (An Ohio Corporation)
                       55 Public Square
                       Cleveland, Ohio  44113
                       Telephone (216) 622-9800


  1-3583               THE TOLEDO EDISON COMPANY                 34-4375005
                       (An Ohio Corporation)
                       300 Madison Avenue
                       Toledo, Ohio  43652
                       Telephone (419) 249-5000

This combined Form 8-K is separately filed by Centerior Energy Corporation ("Centerior Energy"), The Cleveland Electric Illuminating Company ("Cleveland Electric") and The Toledo Edison Company ("Toledo Edison"). Centerior Energy, Cleveland Electric and Toledo Edison are sometimes referred to collectively as the "Companies". Cleveland Electric and Toledo Edison are sometimes referred to collectively as the "Operating Companies". Information contained herein relating to any individual registrant is filed by such registrant on its behalf. No registrant makes any representation as to information relating to any other registrant, except that information relating to either or both of the Operating Companies is also attributed to Centerior Energy.


Item 5.  Other Events


1. Cleveland Electric and Toledo Edison Securities Downgraded. For background and earlier developments relating to this topic, see "Item 5. Other Information- 3. Potential Downgrading of Securities" in the Companies' Quarterly Reports on Form 10-Q for the quarter ended September 30, 1993 and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Companies' Annual Reports on Form 10-K for the year ended December 31, 1992.

On December 22, 1993, Moody's Investors Service, Inc. announced that it downgraded the credit ratings of Cleveland Electric and Toledo Edison as follows:

                      Security                 Old Rating   New Rating

            first mortgage bonds, secured
            medium-term notes and secured
            pollution control bonds               Baa3         Ba2

            unsecured pollution control
            notes and debentures                  Ba1          Ba3

            preferred stock
               Cleveland Electric                 ba1          b1
               Toledo Edison                      ba2          b1

            secured lease obligation
            bonds*                                Ba1          Ba3

            commercial paper                    Prime-3     Not Prime
            _____
            *Issued by CTC Beaver Valley Funding Corporation, Beaver
             Valley II Funding Corporation and CTC Mansfield Funding Corporation and secured by rental payments made by Cleveland Electric and Toledo Edison.


Also on December 22, 1993, Standard & Poor's Corporation ("S&P") announced that it downgraded the credit ratings of Cleveland Electric and Toledo Edison as follows:


                     Security               Old Rating      New Rating

             first mortgage bonds and
             secured pollution control
             bonds                             BBB-            BB

             unsecured pollution control
             notes and debentures               BB+            B+

             preferred stock                    BB+            B

             secured lease obligation bonds
               issued by CTC Mansfield
               Funding Corporation              BB+            B+

               issued by CTC Beaver Valley
               Funding Corporation and
               Beaver Valley II Funding
               Corporation                      BB+            B

             commercial paper                   A-3            B


S&P also stated that the outlook for the Companies remains negative.

The lower ratings are expected to increase Cleveland Electric's and Toledo Edison's cost of any new financing.


2. Strategic Plan, Dividends and Write-offs. For background and earlier developments related to these topics, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" and Notes 3(c), 6 and 10(d) in "Item 8. Financial Statements and Supplementary Data", all in the Companies' Annual Reports on Form 10-K for the year ended December 31, 1992 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Companies' Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993.

On January 4, 1994, the Board of Directors of Centerior Energy approved management's comprehensive new strategic plan to strengthen the Companies' financial and competitive position. As part of the plan, the Board of Directors of Centerior Energy declared a quarterly common stock dividend of $.20 per share payable February 15, 1994, a reduction from the $.40 per share declared for previous quarters. The Board believes that the new level is sustainable barring unforeseen circumstances and that the new plan will provide the opportunity to increase the dividend as the Companies' strategic objectives are achieved. Nevertheless, future dividend action by the Board of Directors will continue to be decided on a quarter-to-quarter basis after the evaluation of financial results, potential earnings capacity and cash
flow. The Board also authorized the write-off of the Companies' investment in Unit 2 of the Perry Nuclear Power Plant ("Perry Unit 2") and the write-off of certain deferred charges related to Unit 1 of the Perry Nuclear Power Plant and Unit 2 of the Beaver Valley Power Station pursuant to a January 1989 rate agreement authorized by The Public Utilities Commission of Ohio ("PUCO") ("phase-in plan").

These financial actions resulted from a comprehensive strategic planning initiative which assessed existing strategies and developed new ones. In addition to the financial actions, the plan involves new strategic objectives to increase revenues, increase customer satisfaction, motivate employees, reduce power production costs, control total expenditures and provide greater total return to share owners over the long term. The new plan is expected to strengthen the Companies financially and competitively in order to ultimately improve financial results.

The after-tax write-off of Perry Unit 2 is about $260 million for Cleveland Electric, about $170 million for Toledo Edison and about $430 million for Centerior Energy. The write-off was taken because the Companies determined that it is probable that Perry Unit 2 would not be completed or sold for the foreseeable future.

The after-tax write-off of the phase-in plan deferrals is about $430 million for Cleveland Electric, about $160 million for Toledo Edison and about $590 million for Centerior Energy. The phase-in plan was designed so that projected revenues would provide for the recovery of all nuclear-related deferred costs over a ten-year period. The plan required the deferral of costs during the first five years and amortization and recovery of such costs in the last five years. Current forecasts now indicate that revenues projected over the 1994-1998 period will not provide for the recovery of these deferrals as scheduled, due primarily to the effects of economic and competitive pressures. Accordingly, the Board concluded that it was necessary to write off the cumulative deferred balance.

The provisions of the Rate Stabilization Program approved by the PUCO in 1992 are not affected by these actions.

The write-offs will result in a loss in 1993 and a negative retained earnings balance for the Companies. Nevertheless, the Operating Companies expect to continue to pay all preferred stock dividends out of appropriated retained earnings and current earnings. The Operating Companies also expect to pay a common dividend to Centerior out of appropriated retained earnings and current earnings, although dividend action by the Boards of Directors of the Operating Companies will continue to be determined on a quarter-to-quarter basis after an evaluation of financial results, potential earning capacity and cash flow.

As of September 30, 1993 and giving effect to these write-offs, Cleveland Electric would have been permitted to issue approximately $325 million of first mortgage bonds only on the basis of refundable bonds. Toledo Edison would have been permitted to issue approximately $286 million of first mortgage bonds only on the basis of refundable bonds.

Certain fixed charge and capitalization covenants contained in various financial agreements in an aggregate amount of $473 million will not be met as a result of the write-offs. The Companies have entered into discussions with the affected creditors to seek waivers or amendments where necessary.



                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                    CENTERIOR ENERGY CORPORATION
                                    Registrant




                                    THE CLEVELAND ELECTRIC ILLUMINATING
                                        COMPANY
                                    Registrant




                                    THE TOLEDO EDISON COMPANY
                                    Registrant




                                By:  J. T. Percio
                                     J. T. Percio,
                                     Assistant Secretary of each Registrant










January 4, 1994








